UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          September 11, 2002

MISSION COMMUNITY BANCORP

(Exact name of Registrant as specified in its charter)

CALIFORNIA	333-12982	770559737
(State or other jurisdiction of incorporation)	(File Number)	(I.R.S. Employer Identification No.)

581 Higuera Street, San Luis Obispo, CA	93401
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:   (805) 782-5000

(Former name or former address, if changed since last report)

ITEM 5.           OTHER EVENTS

Press Release

San Luis Obispo, California

August 30, 2002

Contact: Anita M. Robinson (805) 782-5000

Mission Community Bancorp Announces Application for

$10 Million New Markets Tax Credit Allocation

                On August 27, 2002, Mission Community Bancorp (Nasdaq OTCBB:”MISS”) and Mission Community Bank, N.A., San Luis Obispo, California, announced the filing of an application for an allocation of $10 million in New Markets Tax Credits.  In making the announcement, Anita M. Robinson, President and CEO, explained that the federal allocation would be utilized to stimulate small business activity in California’s Central Coast.

                The New Markets Tax Credit Program is designed to encourage investments in low-income communities by offering tax credits to investors who bring new capital to specially accredited community development entities, or CDEs, such as the Bank and the Company.  The CDEs, in turn, must use the new capital to provide investment capital or loans for qualified active low-income community businesses.

                The New Markets Tax Credit Program is being administered by the Community Development Financial Institutions Fund, a branch of the Treasury Department.  Up to $2.5 billion in new markets tax credits will be made available, on a competitive basis, for the year 2002.  The program provides investors 39% in tax credits over a seven-year period.  It is anticipated that the CDFI Fund will make its 2002 award determinations by December 1, 2002.  Once the awards are announced, assuming the Company is successful, the Company will then be in a position to raise up to the amount of the award in new capital and begin using the proceeds to support the Bank’s community lending.  Over the past four years the Bank has made over $203 million in loans in the Central Coast, of which over $132 million would qualify by CDFI Fund standards

                Mission Community Bank, N.A., has its main office in San Luis Obispo, with branch offices in Paso Robles, Arroyo Grande and Nipomo, serving California’s Central Coast.  At June 30, 2002, the Company had total assets of $88.7 million.  Profits for the six months ended June 30, 2002 were $333,000, compared to $173,000 for the six months ended June 30, 2001.

                This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties.  These statements are based on many assumptions and estimates that are not guarantees of future performance. Actual results may differ from results in these forward-looking statements.  Factors that might cause such a difference include, among other things, fluctuations in interest rates, changes in economic conditions or governmental regulation, credit quality and other factors discussed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001.  The words “may”, “would”, “could”, “will”, “respect”, “anticipate”, “believe”, “intend”, “plan”, and “estimate”, as well as similar expressions, are meant to identify such forward-looking statements.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2002	MISSION COMMUNITY BANCORP

By: /s/ WILLIAM C. DEMMIN
William C. Demmin
Chief Financial Officer
On behalf of Registrant and as a
Principal Financial Officer